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                                                                  Exhibit 10.1.1
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                                 Amendment to
                                  Acsys, Inc.
                             1997 Stock Option Plan

     This Amendment to the Acsys, Inc. 1997 Stock Option Plan is made this 29th day of April, 1998 (the "Effective Date"), by the Board of Directors.

     Article 6.8 shall be deleted in its entirety and replaced with the following:

     6.8  Transferability of Option. Except as provided by the Committee in a
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particular Stock Option Agreement, Options are not transferable other than as designated by the Optionee by will or by the laws of descent and distribution.